Exhibit 99.1

Flux Power to Begin Trading on Post-Split Basis

Tomorrow Following 1-for-10 Reverse Stock Split

Vista, CA – August 17, 2017 -- Flux Power Holdings, Inc. (OTCQB: FLUX), a developer of advanced lithium batteries for electric forklifts and airport ground support equipment, today announced that it is enacting a 1-for-10 reverse split of its outstanding common stock effective Friday, August 18, 2017. Flux’s common stock will trade on a post-split basis starting tomorrow, under a new CUSIP number, 344057 203, and a temporary trading symbol "FLUXD.” Its trading symbol will revert back to "FLUX" after 20 business days.

Flux continues to advance its ‘first-mover’ leadership as a pioneering provider of lithium-ion battery solutions for forklifts and airport ground service equipment. The reverse split was implemented to increase the number of authorized shares available for Flux to fund its future growth and working capital needs as it works to ramp adoption and sales of its industrial lithium-ion batteries. Including issued and outstanding common stock and underlying warrants and options, Flux had reached the limit of its authorized shares. The increase in authorized shares was accomplished by reducing Flux’s issued and outstanding share count via the reverse split, while holding unchanged the Company’s total share authorization.

Reverse Split Details

The 1-for-10 reverse split was enacted following authorization by Flux’s Board of Directors and approval by a majority shareholder controlling over 64% of the Company’s outstanding common stock. Upon effectiveness of the reverse split, every ten (10) shares of common stock will be converted into one (1) new share of common stock. Fractional shares resulting from the reverse split will be rounded up to the nearest whole share.

Following completion of the reverse split, Flux Power’s issued and outstanding common shares will be reduced to approximately 25.1 million (from approximately 250.8 million) and its total authorized shares will remain 300 million.

It is not necessary for shareholders to exchange their existing stock certificates for new stock certificates in connection with the reverse split. Shareholders desiring to exchange their certificate(s) may do so at the shareholder’s expense and may contact our Transfer Agent for instructions.  Please direct any questions you might have concerning the reverse split to your broker or Flux’s Transfer Agent, Interwest Transfer Company, at (801) 272-9294.

About Flux Power Holdings, Inc. (www.fluxpwr.com)

Flux Power develops advanced lithium-ion batteries for industrial uses, including its first-ever UL 2271 Listed lithium-ion “LiFT Pack” forklift batteries. Flux solutions utilize its proprietary battery management system (BMS) and in-house engineering and product design. Flux batteries deliver improved performance, extended cycle life and lower total cost of ownership than legacy lead-acid solutions. Flux sells primarily to lift equipment OEM’s, their dealers and battery distributors. Current products include advanced battery packs for motive power in the lift equipment and airport ground support markets.

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This news release may contain certain "forward-looking" statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate," "might," or "continue" or the negative or other variations thereof or comparable terminology are intended to identify forward looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Company assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power and associated logos are trademarks of Flux Power Holdings, Inc. All other third party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Media & Investor Relations:

Catalyst Global LLC

Chris Eddy

212-924-9800

flux@catalyst-ir.com